

Two Harbors Investment Corp.

February 25, 2010

2009 Fourth Quarter Earnings Call

Safe Harbor Statement

Forward-Looking Statements

This presentation may include "forward-looking statements" within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. Actual results may differ from expectations, estimates and projections and, consequently, investors should not rely on these forward-looking statements as predictions of future events. Words such as "expect," "assume," "target," "range," "estimate," "project," "budget," "forecast," "anticipate," "intend," "plan," "may," "will," "could," "should," "believes," "predicts," "potential," "continue," and similar expressions are intended to identify such forward-looking statements. These forward-looking statements involve significant risks and uncertainties that could cause actual results to differ materially from expected results. Factors that could cause actual results to differ include higher than expected operation costs, changes in prepayment speeds, failure to recover certain losses that are expected to be temporary, changes in interest rates or the regulatory environment, and unanticipated changes in overall market and economic conditions.

Forward-looking statements are not guarantees, and they involve risks, uncertainties and assumptions. There can be no assurance that actual results will not differ materially from our expectations. Two Harbors cautions investors not to place undue reliance upon any forward-looking statements, which speak only as of the date made. Two Harbors does not undertake or accept any obligation to release publicly any updates or revisions to any forward-looking statement to reflect any change in its expectations or any change in events, conditions or circumstances on which any such statement is based. Additional information is contained in Two Harbors' filings with the Securities and Exchange Commission ("SEC"). You may obtain these reports from the SEC's website at www.sec.gov.

All subsequent written and oral forward-looking statements concerning Two Harbors or matters attributable to Two Harbors or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements above and to the risk factors set forth in our public filings on Form 10-Q and Form 10-K.

Key Highlights

- Two Harbors commenced operations as a REIT investing in residential mortgage-backed securities on October 28, 2009.
- Raised approximately $124 million in cash for investments as a result of a merger with Capitol Acquisition Corp.
- Declared quarterly dividend of $0.26 per share[1] in December 2009.
- Substantially deployed its capital for investment by constructing a portfolio with balanced risks.
- Market opportunity coupled with experienced management team and infrastructure positions the Company for strong growth and longevity.

(1) The Company distributes dividends based on its current estimate of taxable earnings per common share, not GAAP earnings. This fourth quarter 2009 dividend may not be indicative of future dividend distributions.

TWO HARBORS

2009 Fourth Quarter Timeline


October
November
December
TWO Commencement Date
October 28, 2009
Pre-combination Period
Capitol's operating expenses
+
Transaction costs,
net of tax benefits elimination
= $8.1 million
Operating Period
Operating expenses incurred (~2 months)
Investment Period
Interest income earned (~37 days)

TWO HARBORS

Adjusted Core Earnings

Adjusted Core Earnings ($000s except for shares outstanding)	Q4-2009
Net loss attributable to other common stockholders	(6,421)
Adjustments for non-core earnings:	
Impairment losses (OTTI)	-
Gains on sales of securities	(336)
Termination of interest rate swaps	-
Unrealized gains on interest rate swaps	(364)
Elimination of tax charge for unrealized gains on interest rate swaps	124
Sub-total adjustments for non-core earnings	(576)
Core Earnings[1]	(6,997)
Adjustments for non-recurring expenses:	
Costs associated with business combination	7,966
Costs associated with Capitol Acquisition (pre-merger)	207
Eliminate tax benefits driven by costs associated with Capitol	(76)
Sub-total non-recurring expenses	8,097
Adjusted Core Earnings[1]	**1,100**
Shares outstanding (in millions)	13.4

(1) Core earnings and adjusted core earnings are non-GAAP measurements.

TWO HARBORS

Operating Performance

Operating Performance ($000s)	Q4-2009
Interest income	2,809
Interest expense	131
Net interest income	2,678
Gain on sale of investment securities, net	336
Unrealized gain on interest rate swap agreements	364
Total other income	700
Operating expenses	9,425
Management fees	326
Total expenses	9,751
Provision for income taxes	(48)
Net loss	(6,421)
Adjustments for non-core earnings[1]	(576)
Adjustments for non-recurring expenses	8,097
Adjusted Core Earnings[1]	1,100

(1) Core earnings and adjusted core earnings are non-GAAP measurements.

TWO HARBORS

Balanced Risk Approach

	1 Interest Rate Risk	2 Prepayment Risk	3 Mortgage Spread Risk
Objective	• Low interest rate exposure.	• Portfolio focused on prepayment upside.	• Low mortgage spread exposure.
Approach	• Interest-only bonds used to offset fixed rate bonds. • High allocation to adjustable rate bonds.	• Agency bonds and interest-only bonds have explicit protection or are very seasoned. • Non-agency discount bonds with slow assumed prepayment speeds may benefit from faster prepayments.	• Interest-only bonds benefit from wider mortgage spreads. • Other agency bonds less likely to suffer when Fed's purchase program ends.
Result	**Interest Rate Risk **Low****	**Prepayment Risk **Balanced****	**Mortgage Spread Risk **Low****

TWO HARBORS

Portfolio Composition

Portfolio Composition

As of December 31, 2009



Mezzanine
$23
Hybrid ARMs
Senior
$54
Interest Only
$16
$290
$112
Fixed Rate
Agency Bonds
Non-Agency Bonds

Sector	Target Amount	December 31, 2009
Agency	$415	$418
Non-Agency	$104	$77
Portfolio	$519	$495

Yields

Portfolio Yield	Realized Q4-2009	At December 31, 2009
Annualized yield	6.2%	4.7%
Cost of financing[1]	0.4%	0.4%
Net interest spread	5.8%	4.3%

Portfolio Metrics

Portfolio Metrics		
Agency:	Weighted average three-month CPR	12.0%
	Weighted average cost basis	$104.9
Non-Agency:	Weighted average three-month CPR	15.1%
	Weighted average cost basis	$49.8
Duration gap		2 months
Debt-to-Equity		3.4x

Portfolio Commentary

- Realized yield of 6.2% reflects early purchases of higher yielding assets.
- Substantially filled "Senior non-Agency" allocation target of ~$75M after 12/31/2009.

(1) Cost of financing is not inclusive of interest swap hedges. At December 31, 2009, our interest rate swaps had an aggregate notional amount of $100 million for a term of two years at a rate of 1.17%.

TWO HARBORS

Contact Information

For further information, please contact:

Anh Huynh
Investor Relations
Two Harbors Investment Corp.
612.238.3348
Anh.Huynh@twoharborsinvestment.com